SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement       [ ]  CONFIDENTIAL, FOR USE OF
                                            THE COMMISSION ONLY (AS
                                            PERMITTED BY RULE 14A-6
                                            (E) (2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material pursuant to Section 240.14a-11 (e) or
     Section 240.14a-12


                          FRANKLIN ELECTRIC CO., INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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[ ]  Check box if any part of the fee is offset as provided by
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     the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule
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


                               FRANKLIN ELECTRIC


                            400 East Spring Street
                           Bluffton, Indiana 46714

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   To Be Held
                      April 14, 2000 at 10:00 A.M., E.S.T.



To the Shareholders of
Franklin Electric Co., Inc.

     THE ANNUAL MEETING OF SHAREHOLDERS OF FRANKLIN ELECTRIC CO., INC. (THE "COMPANY"), AN INDIANA CORPORATION, WILL BE HELD AT THE PRINCIPAL OFFICE OF THE COMPANY, 400 EAST SPRING STREET, BLUFFTON, INDIANA, ON FRIDAY, APRIL 14, 2000, AT 10:00 A.M., E.S.T., FOR THE FOLLOWING PURPOSES:

1. To elect three directors for terms expiring at the 2003 Annual Meeting of Shareholders;

2. To approve the Franklin Electric Co., Inc. Amended and Restated 1996 Nonemployee Director Stock Option Plan;

3. To approve the Franklin Electric Co., Inc. Key Employee Performance Incentive Stock Plan;

4. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2000 fiscal year; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on February 25, 2000 will be entitled to notice of and to vote at the Annual Meeting.

     You are urged to sign and return the enclosed proxy in the envelope provided, whether or not you plan to attend the Annual Meeting. If you do attend, you may nevertheless vote in person which will revoke any previously executed proxy.

By order of the Board of Directors.
                                       Dean W. Pfister, Secretary

Bluffton, Indiana
March 3, 2000

                          FRANKLIN ELECTRIC CO., INC.
                           400 EAST SPRING STREET
                           BLUFFTON, INDIANA 46714
                           -----------------------

                                PROXY STATEMENT
                                ---------------

                        ANNUAL MEETING OF SHAREHOLDERS

                                April 14, 2000

                             GENERAL INFORMATION

     This Proxy Statement and the enclosed proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Franklin Electric Co., Inc. (the "Company"), 400 East Spring Street,
Bluffton, Indiana, for use at the Annual Meeting of Shareholders to be held on April 14 2000 or any adjournment or postponement thereof. This Proxy Statement, together with the Company's Annual Report to shareholders, including financial statements contained therein, is being mailed to shareholders on or about March 3, 2000. Neither the Annual Report nor the financial statements contained therein are to be considered part of this soliciting material.

     Shareholders are asked to sign and return the enclosed proxy, whether or not they plan to attend the Annual Meeting. If the enclosed proxy is properly signed and returned, the shares represented thereby will be voted in the manner specified in the proxy. If a shareholder does not specify the manner in which the proxy shall be voted, the shares represented thereby will be voted FOR the election of the nominees for director as set forth in this Proxy Statement, FOR the approval of the amended and restated 1996 Nonemployee Director Stock Option Plan, FOR the approval of the Key Employee Performance Incentive Stock Plan, FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the 2000 fiscal year, and in accordance with the recommendations of management with respect to other matters that may properly come before the Annual Meeting. A shareholder who has executed a proxy has the power to revoke it at any time before it is voted by (i) delivering written notice of such revocation to Mr. Dean W. Pfister, Secretary, 400 East Spring Street, Bluffton, Indiana 46714, (ii) by executing and delivering a subsequently dated proxy, or (iii) by attending the Annual Meeting and voting in person.

     The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Officers and employees of the Company, without additional compensation, may solicit proxies personally, by telephone or by facsimile. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred by them in connection therewith.

             SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

     The Board of Directors of the Company fixed the close of business on February 25, 2000 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 25,000,000 shares of common stock, $.10 par value (the "Common Stock"), authorized, of which 5,430,420 shares were outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the shareholders of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting and will be counted as present for purposes of determining whether a quorum is present. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast on any matter submitted to shareholders. As a result, abstentions and broker non-votes will not have any effect on the voting results with respect to any of the matters scheduled to be submitted to shareholders at the Annual Meeting.


                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the persons known by the Company to be the beneficial owners of more than 5 percent of the Company's Common Stock as of February 25, 2000, unless otherwise noted. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

NAME AND ADDRESS OF                 AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP           OF CLASS

National City Bank                        531,132 (1)                9.78
Suite 690 S.
101 W. Washington Street
Indianapolis, IN  46204-3405

Patricia Schaefer                         483,021 (2)                8.88
5400 Deer Run Court
Muncie, IN 47304

Diane D. Humphrey                         462,021                    8.51
2279 East 250 North Road
Bluffton, IN  46714

Marvin C. Schwartz                        401,546 (3)                 7.39
c/o Neuberger & Berman
605 Third Avenue
New York, NY 10158

Norwest Bank Minnesota, N.A.              303,515 (4)                5.59
Midwest Plaza, West Tower
Suite 700
801 Nicolette Mall
Minneapolis, MN  55479-0065

NAME AND ADDRESS OF                 AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP           OF CLASS

Ruane, Cunniff & Co., Inc.                286,044 (5)                5.27
767 5th Avenue, Suite 4701
New York, NY  10153

(1) National City Bank holds these shares as Trustee under the Company's Employee Stock Ownership Plan (the "ESOP") and Directed Investment Salary Plan (the "401(k) Plan"). Share information is from January 2000 Trust records provided by National City Bank. The shares held in the ESOP and 401(k) Plan will be voted pursuant to the direction of the participants to the extent these shares are allocated to participants' accounts. Unallocated shares and shares for which no direction is received from participants will be voted by the Trustee in accordance with the direction of the Employee Benefits Committee of the Company. The Employee Benefits Committee is appointed by the Company's Board of Directors to oversee the Company's employee benefit plans. In the absence of any direction from the Employee Benefits Committee, such shares will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary obligations.
(2) Includes 12,000 shares issuable pursuant to stock options exercisable within 60 days after February 25, 2000.
(3) According to a Schedule 13D filed with the SEC on January 13, 1994, Marvin C. Schwartz beneficially owned 507,160 shares of the Company's Common Stock, of which he had sole investment and sole voting power with respect to 422,570 shares, shared investment power with respect to 84,590 shares and no shared voting power. Subsequent to this Schedule 13D filing, Mr. Schwartz made further purchases and sales of the Company's Common Stock. As a result, the Company believes that Mr. Schwartz beneficially owns 401,546 shares of the Company's Common Stock of which he has sole investment and sole voting power with respect to 316,160 shares, shared investment power with respect to 85,386 shares and no shared voting power.
(4) Norwest Bank Minnesota, N.A. holds these shares as Trustee under the Company's defined benefit pension plans. These shares will be voted pursuant to the direction of the Employee Benefits Committee of the Company. Norwest Bank does not have investment power over any of these shares.
(5) According to a Schedule 13G filed with the SEC on February 11, 2000, Ruane, Cunniff & Co., Inc. has sole investment power with respect to 286,044 shares, sole voting power with respect to 67,832 shares and no shared voting or investment power.

     The following table shows the number of shares of Common Stock beneficially owned by directors, nominees, each of the executive officers named in the "Summary Compensation Table" below, and all executive officers and directors as a group, as of February 25, 2000. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

NAME OF                           AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP           OF CLASS

Patricia Schaefer                        483,021 (1)              8.88

William H. Lawson                        246,600 (1) (2) (3)      4.40

John B. Lindsay                          178,575     (2)          3.29

Donald J. Schneider                       44,526 (1)               *

Jess B. Ford                              39,491 (1) (2)           *

Kirk M. Nevins                            21,463 (1) (2)           *

Peter-Christian Maske                     19,000 (1)               *

Robert H. Little                          15,962 (1)               *

Juris Vikmanis                            13,000 (1)               *

Howard B. Witt                             7,200 (1)               *

Jerome D. Brady                              200                   *

R. Scott Trumbull                            200                   *

All directors and                      1,201,846 (1) (2)         20.84
executive officers as
a group (16 persons)

* Less than 1 percent of class

(1) Includes shares issuable pursuant to stock options exercisable within 60 days after February 25, 2000 as follows: Ms. Schaefer, 12,000; Mr. Lawson, 180,000; Mr. Schneider, 11,000; Mr. Ford, 39,000; Mr. Nevins, 16,000; Mr. Maske, 3,000; Mr. Little, 9,000; Mr. Vikmanis, 8,000; Mr.
     Witt, 7,000; and all directors and executive officers as a group, 337,400.
(2) Includes shares held by the ESOP Trustee as to which the individuals do not have investment power as follows: Mr. Lawson, 1,716; Mr. Lindsay, 1,125; Mr. Ford, 297; Mr. Nevins, 1,215; and all directors and executive officers as a group, 8,683.
(3) Pursuant to the Company's Board authorized stock repurchase program, on July 23, 1999, the Company purchased 130,000 shares of the Company's Common Stock in a privately negotiated, Board authorized transaction at a price of $71.50 per share from William H. Lawson (Chairman of the Board and Chief Executive Officer of the Company) for total consideration of $9,295,000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and greater than 10 percent shareholders of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company and to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of these reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that its directors, officers and greater than 10 percent shareholders complied with all applicable
Section 16(a) filing requirements applicable to them during 1999.

                          ELECTION OF DIRECTORS

     The Company's Board of Directors consists of nine directors divided into three classes of three directors each. Each year, the directors of one of the three classes are to be elected to serve terms of three years and until their successors have been elected and qualified. Three directors are to be elected at the Annual Meeting this year. The election of a director requires the affirmative vote of a majority of the shares voted.

     Jerome D. Brady, Robert H. Little and Patricia Schaefer have been nominated to serve as directors of the Company. Mr. Brady, Mr. Little and Ms. Schaefer are currently directors of the Company. All three nominees have indicated their willingness to serve as a director if elected. If, however, any nominee is unwilling or unable to serve as a director, it is the intention of management to nominate such other person as a director as it may in its discretion determine, in which event the shares represented by the proxies will be voted for such other person.

                INFORMATION CONCERNING NOMINEES AND DIRECTORS

     The ages, principal occupations during the past five years and certain other affiliations of the director nominees and the continuing directors, and the years in which they first became directors of the Company, are as follows:

NOMINEES FOR TERMS EXPIRING IN 2003
                                                                 DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION              SINCE

Jerome D. Brady,            56 President & Chief Executive        1998
  Director of the Company       Officer of C&K Components
                                since 1997, a manufacturer
                                of electro-mechanical switches.
                                Formerly Chairman, President
                                and Chief Executive Officer
                                of AM International from
                                1994-1997; prior thereto,
                                Vice President & General
                                Manager of FMC, Food Machinery
                                Group 1992-1994.

Robert H. Little,           64  Retired in 1997; Formerly          1987
  Director of the Company       President, Waddle Manufacturing
                                Inc., a producer of precision
                                fabrications for the
                                electronics and medical
                                device industries.

Patricia Schaefer,          69  Retired; Director Muncie Public    1982
  Director of the Company       Library; Muncie, Indiana

CONTINUING DIRECTORS
--------------------

DIRECTORS WHOSE TERMS EXPIRE IN 2001
                                                                 DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION              SINCE

William H. Lawson,          63  Chairman of the Board and           1985
  Chairman of the Board         Chief Executive Officer of the
  and Chief Executive           Company.  Director of Skyline
  Officer                       Corporation and Sentry
                                Insurance, a Mutual Company.

Donald J. Schneider,        64  President of Schneider National     1988
  Director of the Company       Inc., an asset based logistics
                                company.  Director of Green Bay
                                Packers and St. Norbert College.

R. Scott Trumbull,          51  Executive Vice President            1998
  Director of the Company       International Operations &
                                Corporate Development,
                                Owens-Illinois, a manufacturer of
                                glass & plastic packaging, since
                                August 1998; prior thereto, Vice
                                President International
                                Operations, Owens-Illinois.

DIRECTORS WHOSE TERMS EXPIRE IN 2002
                                                                  DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION               SINCE

John B. Lindsay,            57  Retired in February 2000;           1996
  Vice Chairman of the          Formerly President of the
Board of the Company            Company from 1995; prior thereto,
                                Executive Vice President of the
                                Company from 1993 to 1995.

Juris Vikmanis,             62  Retired in 1993; Formerly Vice      1988
  Director of the Company       President, Aerospace Operations,
                                Amphenol Corporation from 1992
                                to 1993, an aerospace company;
                                formerly Corporate Senior Vice
                                President, Square D Company until
                                the sale of that company in 1991;
                                prior thereto, Executive Vice
                                President, Square D Company from
                                1989 to 1990.

Howard B. Witt,             59  Chairman of the Board, President    1994
  Director of the Company       and  Chief Executive Officer,
                                Littelfuse, Inc.; a
                                manufacturer of electronic,
                                electrical and automotive fuses.
                                Director, Artisan Funds, Inc.

                  INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     In 1999, Directors who were not employees of the Company were paid a director's fee of $22,500 plus a fee of $1,000 for each regular Board or Board committee meeting attended. Each committee chairman received an additional fee of $2,500 in 1999. In 2000, the directors' fee will be $30,000 plus a fee of $1,500 for each regular Board or Board committee meeting attended. Each committee chairman will receive an additional fee of $3,500 in 2000. Directors who are employees of the Company receive no additional compensation for serving on the Board or Board committees.

     Nonemployee directors participate in the 1996 Nonemployee Director Stock Option Plan (the "1996 Director Plan"). This Plan provides for the automatic grant on the date of the annual meeting of shareholders of a nonqualified stock option to purchase 3,000 shares of Common Stock to each nonemployee director who is then elected or re-elected as a director by the shareholders. On April 16, 1999, Juris Vikmanis and Howard B. Witt each received upon their re-election to the Board at the 1999 Annual Meeting an option to purchase 3,000 shares at an exercise price of $63.9375 per share.

     The Company has a Consulting Directors' Plan (the "Plan"), for nonemployee directors who retire from Board service at age 70 or older. Under the Plan, a retiring director may enter into a consulting agreement with the Company under the terms of which the consulting director agrees to be available for consultation from time to time and is entitled to receive an annual fee for such services equal to the director's fee in effect at retirement. The consulting director can receive this fee up to the same number of years that were served as director. During 1999, Dr. N. A. Lamberti, Mr. William W. Keefer and Mr. Gerard E. Veneman, who retired in 1988, 1996 and 1998, with 19, 28 and 29 years of service, respectively, participated in this Plan. Mr. Lamberti received an annual fee of $15,000 in 1999. Messrs. Keefer and Veneman each received an annual fee of $20,000 in 1999.

     The Board held five (5) regularly scheduled meetings during 1999. The board held one special meeting by conference call on November 22, 1999.

     The committees of the Board are: the Audit Committee and the Personnel and Compensation Committee.

     AUDIT COMMITTEE. Members of the Audit Committee currently are Robert H. Little (Chairman), Jerome D. Brady, Patricia Schaefer and Juris Vikmanis. It is the responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding the Company's accounting methods and internal control procedures. Specific duties of the Audit Committee include: (i) the review of the scope of the annual audit by the Company's independent public accountants and the procedures to be employed and estimated compensation to be paid therefor, (ii) the review of the audit results and financial statements with the independent public accountants and the chief financial officer of the Company, (iii) the review of changes in accounting policies having a significant effect on the Company's reports, (iv) the preparation and presentation to the Board of a report summarizing recommendations with respect to retention or discharge of the independent public accountants, (v) the review of letters of recommendation from the independent public accountants and determining that management has adequately considered or implemented, or both, such recommendations, (vi) meeting periodically with the Company's financial staff to assure that the internal auditing staff is able to express its concerns, either directly to the Audit Committee or through the independent public accountants, and to review the scope of the internal accounting and auditing procedures, (vii) the review of the results and administration of the Company's defined benefit and defined contribution plans, (viii) the review of the Company's legal and regulatory compliance policies and programs, and (ix) the review of officer expense reimbursements. The Audit Committee held four (4) meetings in 1999.

     PERSONNEL AND COMPENSATION COMMITTEE. Members of the Personnel and Compensation Committee (the "Compensation Committee") currently are Donald J. Schneider (Chairman), R. Scott Trumbull and Howard B. Witt. The Compensation Committee determines and approves the annual salary, bonus and other benefits of the chief executive officer and the other executive officers and directors of the Company; reviews and submits to the Board of Directors recommendations concerning stock plans; and periodically reviews the Company's policies in the area of management benefits. The Compensation Committee also oversees the Company's management development and organization structure. The Compensation Committee also initiates nominations of directors, submitting recommendations to the Board for approval. Nominations for the election of directors may also be made by any shareholder entitled to vote in the election of directors, provided that written notice of intent to make a nomination is given to the Secretary of the Company not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Such notice shall set forth: (i) information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) the consent of such nominee to serve as a director of the Corporation if so elected. The Personnel and Compensation Committee held four (4) meetings in 1999.

                        COMPENSATION COMMITTEE REPORT

     It is the philosophy of the Compensation Committee to maintain a compensation program to attract and retain executive officers who can successfully build the Company's long-term strategic capability. The Compensation Committee has retained a compensation consulting firm to provide information on compensation packages of firms of similar size and industries to aid in the design of its package for the Company's executive officers. The Committee encourages superior performance through the use of annual performance targets for the purpose of determining cash bonuses as well as stock incentive vehicles designed to closely align the executive's reward to that of the shareholders. THE CHIEF EXECUTIVE OFFICER DOES NOT PARTICIPATE IN THE COMMITTEE'S DETERMINATION OF HIS COMPENSATION PACKAGE.

     For the Chief Executive Officer, the current compensation package includes a base salary, an annual incentive cash bonus and stock options. The Compensation Committee believes the combined value of base salary plus incentive cash bonus approximates the market value of compensation provided to similarly situated executives as reflected in published market surveys. The Compensation Committee believes, however, that a significant portion of executive officer compensation, including the Chief Executive Officer, should be dependent upon corporate performance. Accordingly, base salaries have been established somewhat below market levels, while a greater than average annual incentive cash bonus may be achieved.

      The Compensation Committee fixed a benchmark to determine the level, if any, of the annual incentive cash bonus to be paid. The benchmark used was pre-tax return on assets. Considering this ratio and other qualitative measures, a bonus percentage of base salary was then determined. The Committee awarded the Chief Executive Officer an incentive cash bonus of 70 percent of base salary for 1999.

     As an additional incentive, the Committee makes grants and awards under the Company's shareholder-approved stock option plans as well as offering officers the opportunity to purchase shares under the shareholder-approved stock purchase plan. The purpose of these plans is to encourage elective stock ownership, offer long-term performance incentive and to more closely align the executive's compensation with the return received by the Company's shareholders. Using information, observations and recommendations on incentive compensation programs provided by an outside consultant, the Committee reviews annually the financial incentives to officers under prior grants and awards and determines whether additional grants or awards are appropriate. In 1999, the Committee made a stock option grant to the Senior Vice President, Operations as a part of his compensation package.

     The annual compensation of the other executive officers includes a base salary and an annual incentive cash bonus, determined similarly to that described above for the Chief Executive Officer.

     Section 162(m) of the Internal Revenue Code, which sets limitations on the deductibility of executive compensation, did not affect compensation paid to any executive officer in 1999 and is not expected to have an effect on compensation payable in 2000.

D. J. Schneider              H. B. Witt            R. S. Trumbull

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on an investment in (1) the Company's Common Stock (including reinvestment of dividends), (2) the Standard & Poor's 500 Stock Index (including reinvestment of dividends), and (3) the Russell 2000 Stock Index (including reinvestment of dividends) for the period December 31, 1994 through December 31, 1999. In each case, the graph assumes the investment of $100 on December 31, 1994.


$400

                                                                  351<F2>



$300                                               290<F2>



                                       226<F2>                    219<F1>
                                                   208<F1>        214<F3>
$200                                   196<F1>
                                       183<F3>
                          169<F2>                  178<F3>
                          150<F3>
             138<F2>      136<F1>
             128<F3>
$100          98<F1>





$ 0
 1994         1995         1996         1997         1998         1999
                                    YEAR


<F1> FRANKLIN ELECTRIC
<F2> S & P 500
<F3> RUSSELL 2000

                          SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for the years 1997 through 1999 for the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers who served as executive officers of the Company at the end of and/or during 1999.


































                              ANNUAL COMPENSATION   LONG-TERM COMPENSATION AWARDS
                              -------------------   -----------------------------
                                        BONUS               SECURITIES
                                     (PERFORMANCE           UNDERLYING
NAME AND                                 BASED                OPTIONS                ALL OTHER
PRINCIPAL POSITION    YEAR      SALARY INCENTIVE)         (# OF SHARES)            COMPENSATION<F1>
------------------    ----      ------ ---------           -----------             ------------
William H. Lawson,    1999    $414,000  $290,000                -                    $20,981
  Chairman of the     1998     414,000   331,000                -                     19,415
  Board and Chief     1997     414,000   290,000                -                     19,548
  Executive Officer

John B. Lindsay,      1999    $270,000  $189,000                -                    $ 8,062
  President, Director 1998     270,000   216,000                -                      6,574
                      1997     270,000   189,000                -                     15,229

Jess B. Ford,         1999    $200,000  $140,000                -                    $ 5,600
  Sr. Vice President  1998     175,000   140,000                -                      5,600
                      1997     175,000   123,000                -                      5,600

Peter-Christian Maske,1999    $177,000  $124,000             50,000                  $13,410
  Sr. Vice President,
  Operations<F2>

Kirk M. Nevins,       1999    $145,000  $101,500                -                    $ 6,458
  Vice President,     1998     135,000   108,000                -                      6,861
  Sales               1997     135,000    95,000                -                      5,600














<F1>  All Other Compensation for 1999 reflects (i) Company matching contributions to employee benefit plans of $5,600 for Mr. Lawson, Mr. Lindsay, Mr. Ford and Mr. Nevins, respectively, and $5,800 for Mr. Maske; (ii) reimbursement of $4,279, $2,462 and $858 of taxes paid for Mr. Lawson, Mr. Lindsay and Mr. Nevins, respectively; (iii) premiums incurred by the Company in the amount of $11,102 in connection with Mr. Lawson's executive split-dollar insurance arrangements that restore his benefits to the level in effect when he was first employed by the Company adjusted for benefit increases, if any, awarded to all covered employees; (iv) a fair value of $4,903 estimated for the personal use of a Company car by Mr. Maske while serving as the Managing Director of the Company's European operations, and (v) an anniversary bonus of $2,708 for Mr. Maske under the Company's policy to reward all employees who achieve twenty-five years of service with a payment equal to one week's base pay.
<F2>  Mr. Maske was elected an executive officer of the Company in October
      1999.


           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                            YEAR-END OPTION VALUES

                                           Number of
                                           Securities           Value of
                                           Underlying          Unexercised
                                           Unexercised         In-the-Money
                   Shares                  Options at          Options at
                  Acquired                   Fiscal               Fiscal
                     on        Value        Year-End (#)        Year-End($)
                  Exercise    Realized(1)  Exercisable/        Exercisable/
Name                (#)         ($)       Unexercisable       Unexercisable(2)
----              --------    ----------- -------------       -------------

William H. Lawson  64,180   $3,658,260   180,000/     0    $7,413,750/$      0

John B. Lindsay      -            -       25,000/     0    $1,092,188/$      0

Jess B. Ford         -            -       39,000/ 6,000    $1,399,313/$169,125

Peter-Christian
   Maske           16,000   $  556,625     3,000/56,000    $   84,563/$169,125

Kirk M. Nevins       -            -       16,000/ 4,000    $  606,000/$112,750


(1) Based on the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price.
(2) Based on the excess of the fair market value of the Common Stock of $70 3/16 on January 1, 2000 over the option exercise price.

                               PENSION PLANS

     The Company has three pension plans in which executive officers participate: the Franklin Electric Co., Inc. Basic Retirement Plan, the Franklin Electric Co., Inc. Contributory Retirement Plan, and the Franklin Electric Co., Inc. Pension Restoration Plan (collectively referred to herein as the "Pension Plans").

     The following table illustrates the approximate combined annual pension benefit payable upon retirement at age 65 under the Pension Plans, after integration with social security. In the table, Annual Compensation is based on the highest thirty-six consecutive months' compensation which includes salary and bonus.

           COMBINED ANNUAL PENSION AMOUNT, INCLUDING SOCIAL SECURITY

ANNUAL
COMPEN-                         YEARS OF SERVICE
SATION         10         15         20         25         30         35
------------------------------------------------------------------------

$150,000   $ 52,500   $ 60,000   $ 67,500   $ 75,000   $ 86,200   $ 97,900
 200,000     70,000     80,000     90,000    100,000    107,200    122,400
 250,000     87,500    100,000    112,500    125,000    128,200    146,900
 300,000    105,000    120,000    135,000    150,000    150,000    171,400
 350,000    122,500    140,000    157,500    175,000    175,000    195,900
 400,000    140,000    160,000    180,000    200,000    200,000    220,400
 450,000    157,500    180,000    202,500    225,000    225,000    244,900
 500,000    175,000    200,000    225,000    250,000    250,000    269,400
 550,000    192,500    220,000    247,500    275,000    275,000    293,900
 600,000    210,000    240,000    270,000    300,000    300,000    318,400
 650,000    227,500    260,000    292,500    325,000    325,000    342,900
 700,000    245,000    280,000    315,000    350,000    350,000    367,400
 750,000    262,500    300,000    337,500    375,000    375,000    391,900


     Estimated years of service for the named executive officers eligible to receive the foregoing pension amounts are as follows: Mr. Lawson, 14 years; Mr. Lindsay, 22 years; Mr. Ford, 4 years; Mr. Maske, 0 years; and Mr. Nevins, 27 years.

                                    AGREEMENTS

     The Company has employment agreements with William H. Lawson, Chairman and Chief Executive Officer, and Jess B. Ford, Senior Vice President (the "Employees"). The agreements may be terminated by either the Company or the Employees upon 90 days advance written notice. Under the agreements, the Company, depending on the reason for termination of employment, may be required to pay the Employees their annual compensation, including bonus, for a period of one year after termination and all stock options and stock appreciation rights held by the Employees may become immediately exercisable. If termination is effected in connection with a change in control of the Company, the Company may be required to pay Mr. Lawson and Mr. Ford their annual compensation for up to three years and two years, respectively, from the date of termination or change in control, whichever is earlier, and to continue to provide them with certain benefits under the Company's benefit plans in which they were a participant at the time of their termination of employment.


                 APPROVAL OF THE FRANKLIN ELECTRIC CO., INC.
               AMENDED AND RESTATED 1996 NONEMPLOYEE DIRECTOR
                              STOCK OPTION PLAN

GENERAL

     In the opinion of the Board, the Company and its shareholders benefit substantially from having directors acquire shares of its Common Stock through options granted under a stock option plan. Options provide a strong incentive for stock ownership which can contribute markedly to the success and growth of the Company. An option plan aids the Company in attracting and retaining directors.

     In 1996, the Company adopted the Nonemployee Director Stock Option Plan (the "1996 Plan") following the expiration of a prior option plan for nonemployee directors. On February 11, 2000, the Board adopted the Amended and Restated 1996 Nonemployee Director Stock Option Plan (the "Amended Plan"), subject to shareholder approval at the 2000 Annual Meeting.

     Under the Amended Plan, each person who is a nonemployee director of the Board following each Annual Meeting shall be granted an option to purchase 5,000 shares at an option price equal to the fair market value of the Company's Common Stock on the date the option is granted. The market price of the Company's Common Stock on February 25, 2000, was $66.00 per share.

     The following is a summary of the major provisions of the Amended Plan. This summary is qualified in its entirety by reference to the full text of the Amended Plan and is included in this Proxy Statement as Exhibit A. As described herein, the principal amendments made to the 1996 Plan by the Amended Plan are: (i)an increase in the number of shares available to 300,000 from 90,000; (ii)an increase in the annual grant to each nonemployee director to 5,000 shares from 1,000 shares; and (iii) a provision allowing a participant under certain limited circumstances to assign options to family members.

ADMINISTRATION

     The Amended Plan is to be administered by the Board subject to the restrictions set forth in the Amended Plan. The Board shall not have the discretionary power to determine eligibility, the number, option price, vesting period or the frequency and timing of awards. All such determinations are made automatically pursuant to the provisions of the Amended Plan.

DURATION OF THE PLAN

     The Amended Plan shall remain in effect until all shares subject to it have been purchased or acquired. However, in no event may an award be granted on or after March 30, 2006. The Board, however, can terminate the Amended Plan at any time prior to that date so long as such termination does not adversely affect the rights of participants in the Amended Plan without their consent.

TYPES OF AWARDS

     The Amended Plan permits the use of stock options only. A stock option is the right to purchase shares of the Company's Common Stock at a fixed price for a fixed period of time in the future. Participants in the Amended Plan shall be eligible to exercise their options within the time period beginning one(1) year after grant of the option, and ending ten (10) years after the grant of the option according to the following schedule: one-third of the options shall vest on each of the first, second and third anniversaries of the date of the grant of the options. Under the Amended Plan, the purchase price of the shares subject to any option must be equal to the fair market value of the shares on the date of the grant.

NONTRANSFERABILITY OF OPTIONS

     No option granted under the Amended Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

     Notwithstanding the above, however, a Participant, at any time prior to his or her death, may assign all or any portion of an option granted to him or her to (i) his or her spouse or lineal descendent, (ii) the trustee of a trust established for the primary benefit of his or her spouse or lineal descendent,
(iii) a partnership of which his or her spouse and lineal descendents are the only partners, or (iv) a tax-exempt organization. In such event, the spouse, lineal descendents, trustee, partnership or tax-exempt organization, will be entitled to all rights of the Participant with respect to the assigned portion of such option, and such portion of the option will continue to be subject to all of the terms, conditions and restrictions applicable to the option as set forth in the Plan immediately prior to the effective date of the assignment. Any such assignment will be permitted only if expressly approved by the Board.

ALLOCATED SHARES

     A total of 300,000 shares will be allocated to the Amended Plan. This constitutes approximately six percent of the currently outstanding shares. All shares available under the Amended Plan are subject to adjustments to be made by the Board for a merger, recapitalization, stock dividend, stock split or other similar change affecting the number of outstanding shares of the Company's Common Stock. Unpurchased shares subject to an option that lapses or terminates without exercise are available for future awards.

EXERCISE OF OPTIONS AND PURCHASE PRICE

     Upon the exercise of options, participants must deliver to the Company the full option price of the shares being exercised with such purchase price being paid in either cash or in shares of the Company's Common Stock or otherwise as permitted by the Board under the Award Agreement.

TERMINATION FROM BOARD OF DIRECTORS

     In the event the service of a participant on the Board is terminated by reason of death, disability or retirement after the age of seventy, any outstanding options granted under the Amended Plan to that participant that are not exercisable as of the date of death, disability or retirement immediately shall be exercisable upon such occurrence.

     To the extent an option is exercisable as of the date of death, disability or retirement, the option shall remain exercisable at any time prior to its expiration date, or for two years after the date of death, disability or retirement after the age of seventy, whichever period is shorter.

     If the service of the participant on the Board shall terminate for any reason other than for death, disability or retirement after the age of seventy, any outstanding options under the Amended Plan held by the Participant that are not exercisable as of the date of termination shall immediately be forfeited to the Company.

     To the extent an option is exercisable as of the date of termination of the participant's service on the Board, it shall remain exercisable at any time prior to its expiration date, or for six months after the date the Participant's service on the Board terminates, whichever period is shorter.

CHANGE IN CONTROL

     In order to protect a participant's rights in the event of a "Change in Control" of the Company (as defined in the Amended Plan), the Amended Plan provides for the immediate vesting of all outstanding options.

FEDERAL TAX CONSEQUENCES

     Options granted under the Amended Plan are nonqualified stock options. A participant receiving a nonqualified stock option is not subject to federal income tax upon grant of the option. A participant will, however, realize ordinary income at the time of the exercise to the extent that the then fair market value of the Company's Common Stock at the date of exercise, exceeds the exercise price. The Company will be entitled to a federal tax deduction in an amount equal to the ordinary income realized by the participant in connection with the stock option exercise.

     The foregoing discussion of federal income tax consequences is a summary only and is not intended to be a comprehensive analysis of the subject matter.

MODIFICATION OF THE PLAN

     Subject to any requirements for shareholder approval under applicable law, the Board may amend the Amended Plan at any time subject to certain restrictions as set forth in the Amended Plan. No modification of the Amended Plan that would adversely affect the rights of participants with respect to outstanding options may be made without their consent.

EFFECTIVE DATE AND VOTE

     The Amended Plan was approved by the Board on February 11, 2000, and subject to shareholder approval, is effective as of February 11, 2000.

     The affirmative vote of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is necessary for approval of the Amended Plan.

     The Board recommends a vote for the approval of the Amended Plan.


                  APPROVAL OF THE FRANKLIN ELECTRIC CO., INC.
                 KEY EMPLOYEE PERFORMANCE INCENTIVE STOCK PLAN

GENERAL

     In the opinion of the Board of Directors (the "Board"), the Company and its shareholders benefit substantially from having key employees have the opportunity to earn shares of the Company's common stock if the employees achieve performance goals that are set above industry or equity market median benchmarks. Achievement of those goals should enhance shareholder value. Ownership of shares by key employees furthers the identity of interest between such employees and the Company and its shareholders and provides an additional incentive to the key employees. Affording the Company's key employees the opportunity to earn shares under a performance incentive program also enables the Company to attract, retain and reward the employees responsible for the continued success of the Company.

     In 1988, the Company established the 1988 Stock Incentive Award Plan. That Plan expired by its terms in 1998. On February 11, 2000, the Board, subject to shareholder approval, adopted a new plan under which key employees have the opportunity to earn shares of the Company's Common Stock. Under the Franklin Electric Co., Inc. Key Employee Performance Incentive Stock Plan (the "Plan"), key employees will be granted "restricted shares" of the Company. These shares will vest to the employees if the employees attain certain performance goals established by a Committee of "outside directors" of the Board (the "Committee") in advance of the grants being made.

     The Plan is intended to meet the requirements for "performance-based" compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). As such, compensation under the Plan will be fully deductible by the Company for federal income taxes notwithstanding the limitation otherwise imposed by Section 162(m) on certain compensation paid to the chief executive officer and the four other most highly compensated executive officers of the Company. The following is a summary of the major provisions of the Plan including the "material terms of the performance goals" under section 162(m)of the Code. This summary is qualified in its entirety by reference to the full text of the Plan, which is included in this Proxy Statement as Exhibit B.

BASIS OF AWARDS

     At the time of the grant the Committee will establish at least two criteria for employees to earn the shares granted. First, the Committee will establish a "restriction period". The restriction period for grants under the prior plan has typically been five years. Second, the Committee will also set performance goals for the employees to achieve during the restriction period. These goals will be based upon financial metrics that are recognized as measures of shareholder value, including one or more of the following: (i) net income growth, (ii) average return on equity, (iii) net income as a percentage of sales, (iv) sales growth, (v) return on assets, (vi) earnings per share and
(vii) common stock price. If the performance goals established by the Committee are not satisfied, the employee would forfeit some or all of the restricted shares back to the Company even though he or she continued to be employed by the Company during the entire restriction period.

ALLOCATED SHARES

     A total of 100,000 common shares will be subject to awards under the Plan. The shares used for the Plan may be authorized, but not issued shares, or shares acquired by the Company and held in its treasury. The number of shares available under the Plan is subject to adjustment for a merger, recapitalization, stock dividend, stock split or other similar change affecting the number of outstanding common shares of the Company. If any award granted under the Plan terminates or lapses, the corresponding shares will again be available for the grant of an award under the terms of the Plan.

ELIGIBLE EMPLOYEES

     Employees of the Company who are from time to time materially responsible for the management, growth and protection of a material part or all of the business or major product lines or major functions of the Company are eligible to be granted restricted shares under the Plan. These key employees (including the executive officers) would be currently eligible to receive restricted shares under the Plan. No awards have been made under the Plan, and any future awards will be made at the discretion of the Committee. The maximum number of shares to be granted to any key employee under the Plan will not exceed 100,000 shares subject to adjustment as provided in the Plan.

ADMINISTRATION

     The Plan is to be administered by the Committee, which consists of two or more members of the Board who are "outside directors", as defined under
Section 162(m) of the Code and the regulations thereunder.

TYPES OF AWARDS

     The only type of award available under the Plan is the grant of restricted shares to eligible employees. A "Restricted Share" is a share of the Company's common stock which is issued to the eligible employee with certain conditions or restrictions on the employee's ownership of the share.

     At the time of the grant, the Committee will establish a "restriction period" for the restricted shares granted. Prior to the termination of the restriction period, the employee will not be entitled to sell, transfer, assign, pledge or otherwise alienate or hypothecate the shares except, however, the employee may, subject to approval by the Board, assign their restricted shares to a spouse, lineal descendent, trust or partnership for the primary benefit of a spouse or lineal descendent, or a tax-exempt organization. In addition, the employee will be entitled to vote the restricted shares granted to him or her, and he or she will receive all dividends paid on the shares.

     In addition to establishing a restriction period for those restricted shares granted pursuant to the Plan, the Committee will also place performance-related restrictions on the shares. Under these restrictions, an employee's unrestricted ownership of the shares will be conditioned upon the performance goals set by the Committee. These goals will be set above industry or equity market median benchmarks and their achievement should enhance shareholder value. If the performance goals established by the Committee are not satisfied, the employee would forfeit some or all of the restricted shares back to the Company even though he or she continued to be employed by the Company during the entire restricted period.

     Restricted shares will be issued to the eligible employees without requiring any payment for the shares by the employee. The Committee will decide whether to grant restricted shares to an eligible employee. The Committee will also determine the number of restricted shares to be granted to any eligible employee, the length of the restriction period, the nature of any performance goals and all other terms and conditions of the restricted shares not specified under the Plan.

TERMINATION OF EMPLOYMENT

     Unless the Committee determines otherwise, an employee will forfeit all rights in restricted shares upon termination of employment for any reason, other than death, disability or retirement on or after an employee's sixty-fifth birthday, prior to the expiration or termination of the restriction period and the satisfaction of the performance goals set by the Committee. In the case of death, disability or retirement of an employee on or after an employee's sixty-fifth birthday, the employee will forfeit only a portion of the restricted shares awarded to him or her. The number of restricted shares to which the employee will be entitled will be determined by the Committee in accordance with the terms and conditions of the Plan.

DISSOLUTION, MERGER OR CONSOLIDATION

     The Committee has the discretion under the Plan to provide for the lapse of restrictions in the event of a dissolution or liquidation of the Company or a merger or consolidation in which its Company is not the surviving corporation. The Committee also has the option of providing for the lapse of restrictions upon a "Change in Control" of the Company (as defined in the Plan).

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the federal income tax consequences to the employee and the Company resulting from its grant of restricted shares and restricted units.

     An employee generally will not realize taxable income upon the grant of restricted shares and the Company will not be entitled to any deduction upon the grant. When the shares are no longer subject to a substantial risk of forfeiture or become transferable, the employee will realize ordinary income in an amount equal to the fair market value of the shares at that time and the Company will be entitled to a deduction in the same amount, provided it complies with applicable withholding requirements.

     Under Section 83(b) of the Internal Revenue Code, an employee has the option of altering the foregoing federal income tax consequences. Under that section, an employee may elect to realize taxable ordinary income in the year the restricted shares are awarded in an amount equal to their fair market value at that time, determined without regard to the restrictions. In that event, the Company will be entitled to a deduction in that year in the same amount, provided it complies with applicable withholding requirements. Any gain or loss realized by the employee upon the subsequent disposition of the restricted shares will be capital gain or loss and will not result in any further deduction to the Company. If the employee elects to be taxed on the restricted shares on the date of grant and the employee subsequently forfeits the shares, the employee is not entitled to a deduction as a consequence of such forfeiture and the Company must include as ordinary income the amount previously deducted in the year of the grant with respect to the shares.

     Any dividends received with respect to the restricted shares which are paid or made available to an employee (who has not elected to be taxed on the date of the grant) while the shares remain forfeitable are treated as additional compensation taxable as ordinary income to the employee and deductible to the Company when paid. If the election under Section 83(b) has been made with respect to the shares, the dividends represent ordinary dividend income to the employee which are not deductible to the Company.

MODIFICATION OF THE PLAN

     The Board, without further action on the part of the Shareholders, may at any time terminate, suspend or modify the Plan to the extent permitted by law. However, no termination or amendment of the Plan, or amendment of any grants, shall adversely affect any rights of a participant of the Plan, unless the participant consents.

EFFECTIVE DATE AND DURATION

     The Plan was approved by the Board on February 11, 2000, and subject to shareholder approval, is effective as of February 11, 2000.

     The affirmative vote of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is necessary for approval of the Plan.

     The Board recommends a vote for the approval of the Plan.


                       RATIFICATION OF THE APPOINTMENT
               OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

     The Board of Directors has appointed, subject to ratification by the shareholders, the firm of Deloitte & Touche LLP as independent auditors for the 2000 fiscal year. Although shareholder ratification is not legally required, the Board of Directors believes it advisable to submit its decision to the shareholders. Deloitte & Touche LLP has acted as auditor for the Company since 1988.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to questions relating to their examinations of the Company's financial statements.


                            SHAREHOLDER PROPOSALS

     November 3, 2000 is the date by which proposals of shareholders intended to be presented at the next annual meeting must be received by the Company to be considered for the inclusion in the Company's proxy statement for the 2001 Annual Meeting. Also, other proposals intended to be presented at the next Annual Meeting but not included in the Company's proxy statement must be received by the Company no later than January 14, 2001 to be considered for presentation at that meeting.


                              OTHER BUSINESS

     Management has no knowledge of any other matters to be presented for action by the shareholders at the 2000 Annual Meeting. The enclosed proxy gives discretionary authority to the persons designated as proxies therein to vote on any additional matters that should properly and lawfully be presented.

By order of the Board of Directors
Dated:  March 3, 2000


Dean W. Pfister, Secretary

                                                                    EXHIBIT A

                         FRANKLIN ELECTRIC CO., INC.
                   AMENDED AND RESTATED 1996 NONEMPLOYEE
                         DIRECTOR STOCK OPTION PLAN

                                  ARTICLE 1.

                      ESTABLISHMENT, PURPOSE, AND DURATION

1.1. ESTABLISHMENT OF THE PLAN. Franklin Electric Co., Inc., an Indiana corporation (hereinafter referred to as the "Company"), hereby amends and restates its incentive compensation plan to be known as the "Amended and Restated 1996 Franklin Electric Co., Inc. Nonemployee Director Stock Option Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options to Nonemployee Directors, subject to the terms and provisions set forth herein.

Upon approval by the Board of Directors of the Company, subject to ratification within twelve (12) months by an affirmative vote of a majority of Shares of the Common Stock present and entitled to vote at the Annual Meeting at which a quorum is present, the Plan shall become effective as of February 11, 2000 (the "Effective Date"), and shall remain in effect as provided in
Section 1.3 herein.

1.2. PURPOSE OF THE PLAN. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of Nonemployee Directors to those of Company shareholders, and to attract and retain Nonemployee Directors of outstanding competence.

1.3. DURATION OF THE PLAN. The Plan shall commence on February 11, 2000, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 8.1 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after March 30, 2006.


                                         ARTICLE 2.

                              DEFINITIONS AND CONSTRUCTION

2.1. DEFINITIONS. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

"Award" means a grant of Nonqualified Stock Options under the Plan.

"Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under the Plan.

"Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

"Board" or "Board of Directors" means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer part or all of the Plan.

"Change in Control" of the Company shall be deemed to have occurred if the conditions set forth in any one or more of the following paragraphs shall have been satisfied:

(i) Any Person (other than the Person in control of the Company on the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Shares of the Company), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

(ii) The election to the Board of Directors of the Company, without the recommendation or approval of a majority of the incumbent Board of Directors, of the lesser of (a) three directors, or (b) directors constituting a majority of the numbers of directors then in office; or

(iii) The stockholders of the Company approve (a) a plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all the Company's assets; or (c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than 3% of the Shares of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

"Code" means the Internal Revenue Code of 1986, as amended, in effect at the time of reference, or any successor revenue Code that may hereafter be adopted in lieu thereof, and references to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

"Company" means Franklin Electric Co., Inc., an Indiana corporation, and the Company's subsidiaries, as well as any successor to any such entities, as provided in Section 9.3 herein.

"Director" means any individual who is a member of the Board of Directors of the Company.

"Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Board in good faith.

"Employee" means any full-time, nonunion, salaried employee of the Company. For purposes of the Plan, an individual whose only employment relationship with the Company is as a Director, shall not be deemed to be an Employee.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

"Fair Market Value" means the closing sale price of a Share on the principal securities exchange on which the Shares are publicly traded, or if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

"Nonemployee Director" means any individual who is a member of the Board of Directors of the Company, but is not, as of the date of the grant of an Award hereunder, an Employee of the Company.

"Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to meet the requirements of Code Section 422.

"Option" means a Nonqualified Stock Option granted under the Plan.

"Participant" means a Nonemployee Director of the Company who has an outstanding Award granted under the Plan.

"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

"Shares" means the $.10 par value common stock of the Company.

"Subsidiary" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company has a majority voting interest, and which the Committee designates as a participating entity in the Plan.

2.2. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

2.3. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


                                ARTICLE 3.

                                     ADMINISTRATION

3.1. THE BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Company.

3.2. ADMINISTRATION BY THE BOARD. The Board shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. However, in no event shall the Board have the sole and exclusive power to determine Plan eligibility, or to determine the number, the Option Price, the vesting period, or the frequency and timing of Awards to be made under the Plan to any Participant

(all such determinations are automatic pursuant to the provisions of the Plan).

3.3. DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all Persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.


                                 ARTICLE 4.

                         SHARES SUBJECT TO THE PLAN

4.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3 herein, no more than three hundred thousand (300,000) Shares shall be eligible for purchase by Participants pursuant to Options granted under the Plan.

4.2. LAPSED AWARDS. If any Option granted under the Plan terminates, expires, or lapses for any reason, any Shares subject to purchase pursuant to such Option again shall be available for the grant of an Option under the Plan.

4.3. ADJUSTMENT IN AVAILABLE SHARES. Any increase in the number of outstanding Shares of the Company occurring through stock splits or stock dividends after the adoption of the Plan shall be reflected proportionately in an increase in the aggregate number of Shares then available for issuance under the Plan. Any fractional Shares resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Board shall make such adjustment in the number and class of Shares which may thereafter be issued, as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons.


                                           ARTICLE 5.

                                ELIGIBILITY AND PARTICIPATION

5.1. ELIGIBILITY. Persons eligible to participate in the Plan are limited to Nonemployee Directors.

5.2. ACTUAL PARTICIPATION. Subject to the provisions of Article 6 of the Plan, all Nonemployee Directors shall receive grants of Options upon election and/or reelection to serve on the Board of Directors.


                                   ARTICLE 6.

                           NONQUALIFIED STOCK OPTIONS

6.1. GRANTS OF OPTIONS. Subject to the limitation on the number of Shares subject to the Plan, each person who is a Nonemployee Director following each Annual Meeting of the Shareholders shall automatically be granted an Option to purchase five thousand (5,000) Shares.

6.2. LIMITATION ON GRANT OF OPTIONS. Other than those grants of Options set forth in Section 6.1, no additional Options shall be granted under the Plan.

6.3. AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, and the number of Shares available for purchase under the Option as set forth in the Plan.

6.4. OPTION PRICE. The Option Price per Share available for purchase under an Option shall be equal to the Fair Market Value of such Share on the date the Option is granted.

6.5. DURATION OF OPTIONS. Each Option shall expire on the tenth (10th) anniversary date of its grant.

6.6. VESTING OF SHARES SUBJECT TO OPTION. Participants shall be entitled to exercise Options at any time and from time to time, within the time period beginning one (1) year after grant of the Option, and ending ten (10) years after grant of the Option, and according to the following vesting schedule: one-third of the Options shall vest on each of the first, second, and third anniversaries of the date of grant of the Options.

6.7. PAYMENT. A Participant may exercise an Option by delivery of a written notice, specifying the number of Shares with respect to which the Option is being exercised, accompanied by payment in full of the Option Price of any Shares to be purchased (in the form of a cashier's or certified check). No Shares shall be issued upon exercise of an Option until full payment has been made therefor. Notwithstanding the preceding sentence, the Board may permit a Participant to pay the Option Price of the Shares to be purchased (i) in Shares valued at their Fair Market Value at the date of exercise, (ii) by agreeing to surrender Options then exercisable by him valued at the excess of the aggregate Fair Market Value of the Shares subject to such Options on the date of exercise over the aggregate Option Price of such Shares, (iii) by directing the Company to withhold such number of Shares otherwise issuable upon exercise of such Options having an aggregate Fair Market Value on the date of exercise equal to the Option Price of the Option, or (iv) by such other medium of payment as the Board, in its discretion, shall authorize, or by any combination of the aforementioned methods of payment. Shares issued upon exercise of an Option shall be issued only in the name of the Participant. All notices shall be delivered to the Secretary of the Company and shall become effective when received.

6.8. TERMINATION OF SERVICE ON BOARD OF DIRECTORS DUE TO DEATH OR DISABILITY. In the event the service of a Participant on the Board is terminated by reason of death, Disability, or retirement on or after attaining the age of seventy
(70), any outstanding Options granted to that Participant that are not exercisable as of the date of death (or as of the date that the definition of Disability is satisfied, or the date of retirement, as applicable) shall immediately become exercisable.

To the extent an Option is exercisable by reason of death, as of the date that the definition of Disability is satisfied, or retirement on or after attaining the age of seventy (70), as applicable, such Option shall remain exercisable at any time prior to its expiration date, or for two (2) years after the date of death, or the date that the definition of Disability is satisfied, or the date of retirement, as applicable, whichever period is shorter, by the Participant or such person or persons as shall have been named as the Participant's legal representative or beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

6.9. TERMINATION OF SERVICE ON BOARD OF DIRECTORS FOR OTHER REASONS. If the service of the Participant on the Board shall terminate for any reason other than for death, Disability, or retirement on or after attaining the age of seventy (70), any outstanding Options held by the Participant that are not exercisable as of the date of termination immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan). To the extent an Option is exercisable as of the date of termination of the Participant's service on the Board, it shall remain exercisable at any time prior to its expiration date, or for six (6) months after the date the Participant's service on the Board terminates, whichever period is shorter.

6.10. NONTRANSFERABILITY OF OPTIONS. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Notwithstanding the preceding provisions of this Section, a Participant, at any time prior to his or her death, may assign all or any portion of an Option granted to him or her to (i) his or her spouse or lineal descendant, (ii) the trustee of a trust established for the primary benefit of his or her spouse or lineal descendant, (iii) a partnership of which his or her spouse and lineal descendants are the only partners, or (iv) a tax-exempt organization as described in Section 501(c)(3) of the Code. In such event, the spouse, lineal descendants, trustee, partnership or tax-exempt organization, will be entitled to all the rights of the Participant with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option as set forth herein immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (i) the Participant does not receive any consideration therefor, and (ii) the assignment is expressly approved by the Board. Any such assignment shall be evidenced by an appropriate written document executed by the Participant and a copy thereof shall be delivered to the Board on or prior to the effective date of the assignment.

6.11. RESTRICTIONS ON SHARE TRANSFERABILITY. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any Stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.


                                   ARTICLE 7.

                                CHANGE IN CONTROL

In the event of a Change in Control of the Company, all Options granted under the Plan that are still outstanding and not yet vested and exercisable, shall become immediately one hundred percent (100%) vested in and exercisable by each Participant, as of the first date that the definition of Change in Control has been fulfilled, and shall remain as such for the remaining life of the Option, as such life is provided herein, and within the provisions of the related Award Agreements. All Options that are exercisable as of the Change in Control shall remain as such for the remaining life of the Options.

                                   ARTICLE 8.

                    AMENDMENT, MODIFICATION AND TERMINATION

8.1. AMENDMENT, MODIFICATION, AND TERMINATION. The Board, without further action on the part of the Company's shareholders, may at any time terminate, suspend or modify the Plan to the extent permitted by law, regulation or stock exchange requirements. No termination or amendment of the Plan, or amendment of any Option, shall adversely affect any right acquired by any Participant under an Option granted before the date of such termination or amendment, unless such Participant shall consent; but it shall be conclusively presumed that any adjustments in capitalization as provided in Section 4.3 above does not adversely affect any such right.

8.2. OPTIONS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment, or modification of the Plan shall in any manner adversely affect any Option previously granted under the Plan, without the written consent of the Participant holding the Option.



                                   ARTICLE 9.

                                 MISCELLANEOUS

9.1. INDEMNIFICATION. Each individual who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

9.2. BENEFICIARY DESIGNATION. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his or her lifetime. In the absence of any such designation, or if all beneficiaries predecease the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

9.3. SUCCESSORS. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

9.4. REQUIREMENTS OF LAW. The granting of Options under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

9.5. GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Indiana.

                                                              EXHIBIT B

                         FRANKLIN ELECTRIC CO., INC.
               KEY EMPLOYEE PERFORMANCE INCENTIVE STOCK PLAN

                                        PREAMBLE

Employees of the Company who are from time to time materially responsible for the management, growth and protection of a material part or all of the business or major product lines or major functions of the Company are eligible to be granted Restricted Shares under the Plan.

At the time of the grant a Committee of the Board of Directors will establish at least two criteria for employees to earn the shares granted. First, the Committee will establish a Restriction Period. Second, the Committee will also set performance goals for the employees to achieve during the restriction period. These goals will be based on financial and other metrics that are recognized as measures of the enhancement of shareholder value.

At the end of a Restriction Period, the Committee, in its discretion, shall determine (i) whether and to what extent the Company has achieved the Performance Objectives and satisfied any other terms, conditions or restrictions established for the Restriction Period, and (ii) the number of Shares of Restricted Stock with respect to which the restrictions imposed should lapse.

If at the end of the Restriction Period the Committee determines that the Company failed to achieve the Performance Objectives or otherwise failed to satisfy any other restrictions, terms or conditions set by the Committee, then to the extent provided in the Restricted Stock Agreement or otherwise by the Committee, the Shares of Restricted Stock shall be forfeited by the Participant and returned to the Company, and all rights of the Participant in such Shares shall terminate without any further obligation on the part of the Company.


                                   SECTION 1.

                   ESTABLISHMENT, PURPOSE AND EFFECTIVE DATE

1.1. ESTABLISHMENT. Franklin Electric Co., Inc. (the "Company") hereby establishes an incentive stock plan for certain employees, as described herein, which shall be known as the FRANKLIN ELECTRIC CO., INC. KEY EMPLOYEE PERFORMANCE INCENTIVE STOCK PLAN (the "Plan").

1.2. PURPOSE. The purposes of the Plan are as follows: (i) to advance the interests of the Company by providing the additional incentives inherent in stock ownership to those employees of the Company materially responsible, now and in the future, for the management, growth and protection of some part or all of the business of the Company and thereby to bring them into closer identity with the future of the Company; (ii) to aid the Company in attracting and retaining employees in key management positions; and (iii) to enable the Company to compete effectively with other enterprises for the services of new employees as may be needed for the continued success of the Company. The Plan seeks to accomplish such purposes by providing to such employees an equity interest in the Company.

1.3. EFFECTIVE DATE. This Plan shall become effective upon its adoption by the Board of Directors of the Company and the effective date of any grant of Restricted Stock shall be the day on which it is granted to the Participant hereunder; provided, however, that the validity of the Plan and any Restricted Stock provided hereunder is subject to approval of the Plan at the next shareholders meeting following its adoption by the Board of Directors of the Company and the approval must be by a majority of the votes entitled to vote at a duly held meeting of the shareholders. If the shareholders fail to timely approve the Plan, the Plan and any Restricted Stock that may be issued hereunder shall be null and void.


                                   SECTION 2.

                                  DEFINITIONS

2.1. DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below:

"Board" means the Board of Directors of the Company.

"Change in Control" of the Company shall be deemed to have occurred if the conditions set forth in any one or more of the following paragraphs shall have been satisfied:

(i) Any Person (other than the Person in control of the Company on the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Shares of the Company), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

(ii) The election to the Board of Directors of the Company, without the recommendation or approval of a majority of the incumbent Board of Directors, of the lesser of (a) three directors, or (b) directors constituting a majority of the numbers of directors then in office; or

(iii) The stockholders of the Company approve (a) a plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all the Company's assets; or (c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than 3% of the Shares of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

"Code" means the Internal Revenue Code of 1986, as amended, in effect at the time of reference, or any successor Code that may hereafter be adopted in lieu thereof, and references to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereinafter be amended or replaced.

"Committee" means a committee of the Board consisting of two or more members of the Board who are "outside directors," as defined under section 162(m) of the Code and the regulations thereunder.

"Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Board in good faith.

"Employee" means any person (including officers who are directors of the Company) employed by the Company on a full-time salaried basis.

"Normal Retirement" means termination of employment on or after a Participant's sixty-fifth birthday under the Company's Basic Retirement Plan as may be amended from time to time.

"Participant" means any individual designated by the Committee to participate in the Plan.

"Performance Objectives" means the performance goals set by the Committee based on one or more of the following: (i) net income growth; (ii) average return on equity; (iii) net income as a percentage of sales; (iv) sales growth; (v) return on assets; (vi) earnings per share; and (vii) Common Stock price.

"Restriction Period" means that period of time determined by the Committee during which the transfer of Shares of Restricted Stock are restricted and are subject to forfeiture.

"Restricted Stock" means Stock granted to a Participant pursuant to Section 7 of the Plan.

"Stock", "Shares", and "Restricted Stock" mean the common shares of the Company.

2.2. GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender when used in this Plan also shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.


                                   SECTION 3.

                         ELIGIBILITY AND PARTICIPATION

3.1. ELIGIBLE EMPLOYEES. The officers and other employees of the Company who, in the opinion of the Committee, are from time to time materially responsible for the management, growth and protection of a material part or all of the business or major product lines or major functions of the Company shall be eligible to be granted Shares of Restricted Stock under the Plan.


                                   SECTION 4.

                                 ADMINISTRATION

4.1. ADMINISTRATION. The Committee shall be responsible for the administration and interpretation of the Plan. Without limiting other rights or powers delegated to the Committee elsewhere under the Plan, the Committee, in administering and interpreting the Plan, and consistent with the express provisions of the Plan, is hereby authorized and empowered as follows:

(a) The Committee shall determine the identity of the Participant of the Plan and the number of Shares of Restricted Stock to be granted to Participants.

(b) The Committee shall determine the Restriction Period, the Performance Objectives, and any other restrictions, terms or conditions with respect to the granting of any Restricted Stock.

(c) The Committee may prescribe, award, and rescind rules or regulations Relating to the Plan.

(d) The Committee may make all other determinations necessary or advisable for the administration or interpretations of the Plan.

(e) The Committee shall prescribe the terms and conditions of the Restricted Stock Agreements.

(f) The Committee may require that all Stock certificates issued in connection with Shares of Restricted Stock be held by the Company or in escrow or otherwise pursuant to such terms and conditions that the Committee may require until all the restrictions have lapsed and the Restricted Stock is freely transferable.


                                   SECTION 5.

                             STOCK SUBJECT TO PLAN

5.1. NUMBER. The total number of Shares of Restricted Stock that may be granted under the Plan may not exceed one hundred thousand (100,000), subject to the adjustment as provided in Section 5.3. Those Shares of Restricted Stock granted may consist, in whole or in part, of authorized but unissued Stock or Shares of Stock reacquired by the Company, including Shares purchased in the open market and not reserved for any other purpose.

5.2. UNUSED STOCK. In the event any Shares of Restricted Stock granted under the Plan are forfeited and reacquired by the Company, such reacquired Shares again shall become available for issuance under the Plan.

5.3. ADJUSTMENT IN AVAILABLE SHARES. Any increase in the number of outstanding Shares of the Company occurring through Stock splits or Stock dividends after the adoption of the Plan shall be reflected proportionately in an increase in the aggregate number of Shares then available for issuance grant under the Plan. Any fractional share of Restricted Stock resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Board shall make such adjustment in the number and class of Restricted Stock which may thereafter be issued, as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons.


                                   SECTION 6.

                            TERMINATION OF THE PLAN

6.1. TERMINATION OF THE PLAN. Subject to the Board's right to earlier terminate the Plan pursuant to Section 10.1 hereof, the Plan shall terminate not later than ten (10) years after the date of adoption of the Plan by the Board of Directors and no Restricted Stock shall be granted after termination of the Plan; provided, however, that termination of the Plan will not adversely affect Shares of Restricted Stock granted prior to termination of the Plan.


                                   SECTION 7.

                                RESTRICTED STOCK

7.1. SELECTION OF PARTICIPANTS AND GRANT OF RESTRICTED STOCK. Subject to the terms of the Plan, from time to time the Committee may select eligible employees to be Participants under the Plan and to receive the opportunity to earn grants of Restricted Stock. Grants will generally be made at the beginning of a Restriction Period, but may, in the Committee's discretion, be made during the term of a Restriction Period. The Committee shall determine the number of Shares of Restricted Stock which will be granted to a Participant.

7.2. RESTRICTION PERIOD. At the time of the grant of Shares of Restricted Stock, the Committee shall select the Restriction Period to apply to the Shares of Restricted Stock.

7.3. PERFORMANCE OBJECTIVES. At the time of the grant of the Restricted Stock (which generally will be prior to the beginning of the Restriction Period), Performance Objective designed to enhance shareholder value shall be established by the Committee. Subject to the provisions of this Plan, the degree of achievement of the Performance Objectives may determine the number of Shares (if any) of Restricted Stock that ultimately shall be free of any restrictions at the end of the Restriction Period.

7.4. NONTRANSFERABILITY OF RESTRICTED STOCK. Prior to the lapse of restrictions as provided in Section 7.6, Shares of Restricted Stock may not be sold, exchanged, transferred, pledged, assigned, or otherwise alienated or hypothecated, whether voluntarily or involuntarily. Notwithstanding the preceding provisions of this Section, a Participant, at any time prior to his or her death, may assign all or any Shares of Restricted Stock granted to him to (i) his or her spouse or lineal descendant, (ii) the trustee of a trust established for the primary benefit of his or her spouse or lineal descendant,
(iii) a partnership of which his or her spouse and lineal descendants are the only partners, or (iv) a tax-exempt organization as described in Section 501(c)(3) of the Code. In such event, the spouse, lineal descendants, trustee, partnership or tax-exempt organization, will be entitled to all the rights of the Participant with respect to the assigned Shares of such Restricted Stock, and such portion of the grant will continue to be subject to all of the terms, conditions and restrictions applicable to the Restricted Stock as set forth herein immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (i) the Participant does not receive any consideration therefor, and (ii) the assignment is expressly approved by the Board. Any such assignment shall be evidenced by an appropriate written document executed by the Participant and a copy thereof shall be delivered to the Board on or prior to the effective date of the assignment.

7.5.  FORFEITURE AND RETURN OF RESTRICTED STOCK TO THE COMPANY.

(a) FAILURE TO ACHIEVE PERFORMANCE OBJECTIVE OR OTHER CONDITIONS. If at the end of the Restriction Period the Committee determines that the Company failed to achieve the Performance Objectives or otherwise failed to satisfy any other restrictions, terms or conditions set by the Committee, then to the extent provided in the Restricted Stock Agreement or otherwise by the Committee, the Shares of Restricted Stock shall be forfeited by the Participant and returned to the Company, and all rights of the Participant in such Shares shall terminate without any further obligation on the part of the Company. Pursuant to the Plan, the Restricted Stock Agreement or otherwise, the Committee may determine that some but not all of a Participant's Shares of Restricted Stock shall be forfeited. The Committee shall have the exclusive authority to determine whether the Company has achieved its Performance Objectives and the level or extent of achievement, whether any other terms, conditions or restrictions have been satisfied, and the number of Shares of Restricted Stock which shall be forfeited.

(b) TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH, DISABILITY, OR NORMAL RETIREMENT PRIOR TO END OF RESTRICTED PERIOD. If during the Restricted Period a Participant's employment with the Company is terminated for any reason other than death, Disability, or Normal Retirement, including without limitation termination by the Company, then all Shares of Restricted Stock of the Participant (excluding any Shares for which any restrictions have previously lapsed under Section 7.6) shall be forfeited by the Participant and returned to the Company and all rights of the Participant in such Shares shall terminate without any further obligation on the part of the Company.

7.6.  LAPSE OF RESTRICTIONS.

(a) ACHIEVEMENT OF PERFORMANCE OBJECTIVES AND OTHER CONDITIONS. At the end of a Restriction Period, the Committee, in its discretion, shall determine (i) whether and to what extent the Company has achieved the Performance Objectives and satisfied any other terms, conditions or restrictions established for the Restriction Period, and (ii) the number of Shares of Restricted Stock with respect to which the restrictions imposed should lapse. If the Committee determines that the restrictions imposed pursuant to this Plan should lapse, then the restrictions with respect to those Shares shall lapse, and the Committee shall so notify the Participant. A lapse of restrictions shall occur on the date the Committee notifies the Participant in writing of the lapse.

(b) TERMINATION OF EMPLOYMENT AS A RESULT OF DEATH, DISABILITY, OR NORMAL RETIREMENT PRIOR TO THE END OF THE RESTRICTION PERIOD. If a Participant terminates his or her employment because of death, Disability, or Normal Retirement during the Restriction Period, the restrictions applicable to the Shares of Restricted Stock shall lapse and terminate (regardless of whether

Performance Objectives or any other terms, conditions or restrictions have been satisfied) with respect to that number of Shares (rounded to the nearest whole number) equal to the total number of Shares of Restricted Stock granted to such Participant multiplied by a fraction, the numerator of which is equal to the number of full months which have elapsed since the date of grant to the date of termination of employment, and the denominator is the maximum number of full months of the Restriction Period. The Committee shall so notify the Participant or his or her representative of the number of Shares with respect to which the restrictions have lapsed. All remaining Shares shall be forfeited and returned to the Company, and all rights of the Participant in such Shares shall terminate without any further obligations on the part of the Company; provided, however, that the Committee may, in its sole discretion, waive the restrictions remaining on any or all such remaining Shares.

7.7. CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Subsection 7.8 hereof, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

"The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in The Franklin Electric Co., Inc. Employee Performance Incentive Stock Plan, rules of administration adopted pursuant to such Plan, and a Restricted Stock Agreement dated _________. A copy of the Plan, such rules, and the Restricted Stock Agreement may be obtained from the Secretary of Franklin Electric Co., Inc."

7.8. OTHER RESTRICTIONS. The Committee may impose such other restrictions on any Shares granted pursuant to this Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.9. VOTING RIGHTS AND DIVIDENDS WITH RESPECT TO RESTRICTED STOCK. With respect to Shares of Restricted Stock, prior to the lapse of restrictions under Section 7.6, each Participant shall generally have the rights and privileges of a shareholder, including the right to vote the Shares and to receive dividends or other distributions made with respect to the Shares; provided, however, that the Shares of Restricted Stock shall be subject to all the terms, conditions and restrictions of the Plan and the Restricted Stock Agreement, including without limitation the provisions of Section 7.4 (restrictions on transfer), Section 7.5 (forfeiture), and Section 4.1(f) (escrow of certificates). If any dividends are paid on Restricted Stock in the form of Shares of Stock, the Stock dividends shall be treated as Restricted Stock and subject to the same restrictions, terms and conditions as the Shares of Restricted Stock with respect to which they were paid.


                                   SECTION 8.

                              RIGHTS OF EMPLOYEES

8.1. EMPLOYMENT. Nothing in the Plan or in any Restricted Stock Agreement shall in any manner be construed to limit or restrict in any way the right of the Company to terminate any Participant's employment at any time and without regard to the effect of such termination to the Participant under the Plan, nor confer upon any Participant any right to continue in the employ of the Company.

8.2. PARTICIPATION. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.


                                   SECTION 9.

                        MERGER, CONSOLIDATION, OR ACQUISITION

9.1. TREATMENT OF RESTRICTED STOCK SHARES. Without limiting the authority of the Committee as provided in Section 9.2, in the event of a dissolution or a liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, at the time of the grant of the Restricted Stock, the Committee may provide in the Restricted Stock Agreement or otherwise that all the restrictions with respect to some or all of the outstanding Shares of Restricted Stock shall lapse in a manner similar to the provisions of Section 7.6.

9.2. CHANGE IN CONTROL. The Committee, at the time of the grant of Restricted Stock, may provide in the Restricted Stock Agreement or otherwise that upon a Change in Control of the Company, all the restrictions with respect to some or all of the outstanding Shares of Restricted Stock shall lapse in a manner similar to the provisions of Section 7.6.

9.3. LIMITATION ON PAYMENTS. The Committee may provide that if the receipt of any payment (or lapse of restrictions) under this Section by any Participant shall, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the loss of a tax deduction to the Company or the payment by such Participant of any excise tax, provided for in
Section 280G and Section 4999 of the Code, then the amount of such payment (or lapse of restrictions) shall be reduced or modified to the extent required, in the opinion of independent tax counsel selected as aforesaid, to prevent such loss of deduction and the imposition of such excise tax.


                                   SECTION 10.

                          AMENDMENT AND TERMINATION

10.1. AMENDMENT AND TERMINATION. The Board, without further action on the part of the Company's shareholders, may at any time terminate, suspend or modify the Plan to the extent permitted by law, regulation or stock exchange requirements. No termination or amendment of the Plan, or amendment of any grant, shall adversely affect any right acquired by any Participant under a grant before the date of such termination or amendment, unless such Participant shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 5.3 above does not adversely affect any such right.


                                   SECTION 11.

                                TAX WITHHOLDING

11.1. TAX WITHHOLDING. The Company, as appropriate, shall have the right to deduct from all payments any Federal, state, or local taxes required by law to be withheld with respect to such payments and, in the case of awards paid in Stock, the Participant or other person receiving such Stock may be required to pay to the Company, as appropriate, the amount of any such taxes which the Company is required to withhold with respect to such Stock.


                                   SECTION 12.

                                  GOVERNING LAW

12.1. GOVERNING LAW. The Plan, and all grants and other documents delivered hereunder, shall be construed in accordance with and governed by the laws of Indiana.


                                   SECTION 13.

                                 EXPENSE OF PLAN

13.1. EXPENSE OF PLAN. The expenses of administering the Plan shall be borne by the Company.


                                           SECTION 14.

                                 RESTRICTED STOCK AGREEMENT

14.1. RESTRICTED STOCK AGREEMENT. Each grant of Shares of Restricted Stock shall be evidenced by a written agreement ("Restricted Stock Agreement"), executed by the Participant and the Company, which shall contain such restrictions, terms or conditions as the Committee may require.

                                   APPENDIX 1

FRANKLIN ELECTRIC PROXY

Franklin Electric Co., Inc.
400 East Spring Street
Bluffton, IN 46714

This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints William H. Lawson and Jess B. Ford as Proxies, and each of them, with full power of substitution, with all power the undersigned would possess if personally present, and to vote all shares of common stock of Franklin Electric Co., Inc. held of record by the undersigned on February 25, 2000, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on April 14, 2000 or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS. Proposal to elect Jerome D. Brady, Robert H. Little and Patricia Schaefer as directors to serve until the 2003 Annual Meeting of Shareholders,
    FOR all nominees[ ]     WITHHOLD AUTHORITY to vote for all nominees[ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)
                    Jerome D. Brady   Robert H. Little   Patricia Schaefer

2. APPROVAL OF AMENDED AND RESTATED NONEMPLOYEE DIRECTOR STOCK OPTION PLAN. Proposal to approve the Franklin Electric Co., Inc. Amended and Restated 1996 Nonemployee Director Stock Option Plan.
          [ ]FOR     [ ]AGAINST     [ ]ABSTAIN

3. APPROVAL OF KEY EMPLOYEE PERFORMANCE INCENTIVE STOCK PLAN. Proposal to approve the Franklin Electric Co., Inc. Key Employee Performance Incentive Stock Plan.
          [ ]FOR     [ ]AGAINST     [ ]ABSTAIN

4. APPOINTMENT OF INDEPENDENT AUDITORS. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2000 fiscal year.
          [ ]FOR     [ ]AGAINST     [ ]ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED________________________________, 2000

___________________________________________
                Signature

___________________________________________
         Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.